MM 539-7
Princor
  Financial
  Services
  Corporation
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Mailing Address:             Princor Financial        Registered Representatives
Des Moines, IA 50392-0200    Services Corporation     Agreement

This agreement by and between Princor Financial Services Corporation ("Princor")and ____________________,registered representative ("RR"),of the City of ______________________,State of ____________,for the sale of registered products is effective on the __________day of ___________________,________and is
subject to the following terms and conditions.
Definitions
a."Application"means  application  or  order  for  the  purchase  of  registered products.
b. "Commissions"mean payments made pursuant to the commission schedules for registered products which are in effect at the time of sale.Those commission schedules are incorporated into this agreement by reference.
c. "Registered products"means investment company shares underwritten by us,investment company shares and units sold through us, limited partnership interests,variable life insurance policies,variable annuity contracts,and such other security products that we are or become qualified to sell.
d. "We","us"and "our"mean Princor.The terms "you"and "your"mean the RR executing this agreement.

Relationship
a. To the extent permitted by applicable securities laws,your relationship with us is that of an independent contractor.Nothing contained herein or elsewhere shall be construed to create an employer/employee relationship.
b. Subject to any applicable regulatory and licensing requirements,you are responsible for developing your own sales prospects and determining when and where you will solicit business.
c. You are not required to spend a certain portion of your time as RR.However,you will be expected to solicit new applications if appropriate,to service accounts and maintain minimum production requirements which are hereby incorporated by reference.
d. We reserve the right to reject any applications,orders or payments remitted by you and to refund to investors all payments made by them.

Duties and Responsibilities You are agreeing to:
a.   Solicit sales of products on our behalf.
b.   Provide service to our clients.
c. Adhere strictly to the rules of the National Association of Securities Dealers,Inc.(NASD),the rules and regulations of the Securities and Exchange Commission (SEC),and all statutes and regulations of the states and of the United States.
d. Abide by the compliance procedures outlined in the Princor Registered Representative Manual and all other rules,policies and directives concerning sales practices and conduct established by us.Said procedures are incorporated herein by reference and may be amended by us from time to time.
e. Obtain and maintain NASD registration,SEC registration (if applicable),and state licenses appropriate for your activities as a RR or other representative capacity approved by us.
f. Acquire and maintain licenses,bonds and professional liability insurance coverage for every activity you engage in and every product you sell as required by us or by the law.You must provide us with evidence of such and of any changes thereto.
g. Limit solicitations of applications to the state(s)in which you are licensed.Solicitations shall be made only after receivin written authorization from us.
h. Upon notification from us,pay promptly all re istration and state license renewal fees and such other costs as may be directed by us.
i.   Immediately  upon  receipt,forward  all  applications  and all  payments to
     Princor.
j. Upon our demand or termination of this agreement,return all monies,prospectuses,application forms,client files,manuals,and other materials or supplies furnished to you by us,or by anyone on our behalf.
k. Allow us immediate access to your books and records which pertain to the activities contemplated herein.This right of access by Princor shall survive any termination of this a reement.
l. Allow us to monitor and print all information which has been placed on an Internet website that belongs to or is associated with you.

Limitations
You may not:
a.   Incur any liability or debt against us.
b.   Make contracts,promise reinstatement of contracts,or attempt to bind us.

c. Allow more time for payment of any amount by a client,applicant,shareholder or other third party.
d. Extend credit to any person or entity in connection with a securities account.
e. Accept payments or deposits from any client,applicant,shareholder or third party except as expressly authorized by us.
f.   Initiate legal proceedings in our name.
g. Make any representations concerning applications or products except as contained in the current prospectus and supplementary sales materials or sales literature approved by us.
h. Solicit in any manner in any state for which we have not iven you pre-approval to sell.
i. Solicit or sell any security,exem t or otherwise,that we have not iven you written,pre-approval to sell.
j. Send applications,or otherwise place orders,directly to a sponsor or issuer other than Princor or it's affiliate(s).

Limitation on Investment Advisory Activities
Without our prior written consent,you may not:
a. Apply for registration or become registered as an Investment Advisor or Investment Advisor Representative.
b. Call yourself a "financial planner",imply that you provide financial planning services or charge fees for financial planning.
c. Call yourself an "investment advisor","investment counselor"or any other similar title.
d. Sponsor or engage in any securities related seminars regardless of whether a fee is charged.
e. Charge a fee for (1)your time or (2)the creation of any document that is in any way connected with the solicitation and/or sale of a registered product.
f.   Act in an advisory capacity with any client.

Indebtedness
a. Indebtedness means any debt,liability,or debit balance resulting from our reversal of commissions incurred under any contract or agreement you have or have had with us.
b. It also means any amount paid by us to settle a complaint or satisfy any judgment entered by any court,administrative agency or arbitrator related to any products sold by you,or to a breach of your duties and responsibilities contained in this agreement whether or not the liability for settlement or satisfaction of judgment arose after the termination of this a reement.
c. We may offset any amounts you owe us,or any of our subsidiaries or affiliates,against any amount we owe you.
d.   We will also take actions necessary to collect any Indebtedness you owe us.

Indemnification
You shall indemnify and hold Princor harmless against all losses,claims,damages,liabilities,actions,cost or expenses insofar as such may arise or be attributed to activities unrelated to any action by Princor,or involve non-securities issues arising in disputes unrelated to any action by Princor.

Arbitration
RR and Princor agree to arbitrate any dispute,claim or controversy that may arise between RR and Princor,or a customer,or any other person,that is required to be arbitrated under the statutes,regulations,rules,articles of incorporation,bylaws of the NASD,SEC,federal or state government authority,or other self-regulatory organization.Any arbitration award rendered against RR or Princor may be entered as a judgment in any court of competent jurisdiction.

Commissions
a. We will pay you commissions on commissionable transactions which have been approved and accepted by us in accordance with the Commission schedule in effect at the time of sale.
b.   Commission schedules may be changed at any time by us.
c. If you received commissions on payments refunded to investors or Princor is otherwise charged back on commissions it has paid you, you shall repay such commissions to Princor and Princor is hereby authorized to deduct any unpaid amounts thereof from commissions payable to you.

Prior Contract
This agreement supersedes all other contracts or agreements between you and Princor.Your right to receive commissions pursuant to prior contracts is not affected by this agreement.

Assignment
a.   This a reement is not assignable.
b. Other than as provided in Commissions (d)and (e)above,no commission payable under this agreement may be transferred,assi ned or made payable to anyone other than you without our prior written approval.

Disciplinary Action and Termination

 a.This agreement may be terminated by
     either party at any time upon three days written notice sent to the last known address of the other party.

b.We may censure or fine you,or terminate
     your contract without iving prior notice if we determine that you have committed any fraudulent,dishonest or illegal acts,violated any provision of this agreement,failed or refused to comply with the rules,regulations and statues of the federal or state government,SEC,or NASD,or failed or refused to comply with our supervisory procedures or other instructions.
c.   Anyinformation  provided  to  Princor  regarding  a customer  complaint  or obtained by Princor through the exercise of its supervisory responsibilities may be shared with our affiliate(s).
d. If your NASD registration is terminated for any reason,this a reement will terminate concurrently.
e. If termination occurs after our annual renewal deadline,you will be required to pay any NASD and state renewal fees.

Miscellaneous
This agreement shall be governed by the laws of the State of Iowa.


__________________________________   _______________________________________
Officer's  Signature                 Registered   Representative Signature
Princor  Financial  Services  Corp.